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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [X]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           Windland Electronics, Inc.
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                (Name of Registrant as Specified in Its Charter)

   Dyna Technology, Inc., and the Winland Shareholders' Protective Committee,
         consisting of Ralph I. Call, James J. Kamp, Thompson H. Davis,
                        Robert L. Ring, Gerald E. Brown
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                            RALPH I. CALL, CHAIRMAN
                   WINLAND SHAREHOLDERS' PROTECTIVE COMMITTEE
                           C/O DYNA TECHNOLOGY, INC.
                            225 SOUTH CORDOVA AVENUE

                               LECENTER, MN 56057


                    COMMITTED TO PROTECTING YOUR INVESTMENT
                    WITH OUR TALENT AND BUSINESS EXPERIENCE.

November 28, 2001

Dear Fellow Shareholders:

     Over this past summer, you received several communications from the Winland Shareholders' Protective Committee (the "Committee"). You know of our concern over the condition of the investments we have made in Winland Electronics, Inc. (the "Company"). Any shareholder who invested in the Company in the past few years has seen their investment produce the same large, negative returns that we have experienced. The stock price of the Company's shares has dropped precipitously in the past two years alone.

     Although you have not heard from the Committee since the special meeting of the Company held on August 21, 2001 (the "Special Meeting"), the Committee has been working hard to protect your interests. As the Company has reported in its proxy materials, the Committee tried to negotiate a settlement with the Board of Directors of the Company (the "Board"). Our Committee representatives met with the Board on August 30, 2001. We found that no dialogue was possible with the Board; the Board has rejected each and every proposal we offered. The Board offered no proposals of their own. We want every shareholder to understand our position:

     SHAREHOLDERS OWN THE COMPANY. MANAGEMENT DOES NOT. SHAREHOLDERS SHOULD REASONABLY EXPECT MANAGEMENT TO BE HELD ACCOUNTABLE TO COMPANY'S SHAREHOLDERS. WE EXPECT MANAGEMENT TO CREATE A RETURN ON OUR INVESTMENT.

     We believe the Board is controlled by management. The Board has refused to fill Board seats proportional to the results of the Special Meeting shareholder vote. In September, we submitted our candidates to fill the existing two vacant Board seats. Thereafter, Mr. James Legus and Mr. David Ewert resigned and the Board reduced the number of its members from seven to five and appointed R. Terren Dunlap and James L. Reissner to fill the two vacancies. The Company's Nominating Committee did not interview our candidates.

     In our view, two groups of shareholders emerged at the Special Meeting. According to public filings made by the Company, the Company's President and CEO, Lorin E. Krueger, together with W. Kirk Hankins and Kirk P. Hankins hold 488,359 shares of the Company's common stock (the "Management Shareholders"). The other group of shareholders is made up of all shareholders of the Company who voted in favor of the proposal made at the Special Meeting (the "Outside Shareholders"). As of June 25, 2001, the record date for the Special Meeting, 2,952,313 shares of Company stock were issued and outstanding. An average of 1,349,278 shares were voted at the Special Meeting against the Committee's proposal to replace the incumbent Board and an average of 1,162,076 shares were voted in favor. HOWEVER, IF A NUMBER OF THE COMPANY'S SHARES EQUAL TO THE NUMBER OF SHARES HELD BY MANAGEMENT SHAREHOLDERS IS DISREGARDED, A REASONABLE INVESTOR COULD CONCLUDE THAT THE OUTSIDE SHAREHOLDERS AS A GROUP VOTED OVERWHELMINGLY TO REPLACE THE BOARD AT THE SPECIAL MEETING. Some of the Outside Shareholders apparently did side with Management Shareholders. We can only assume that those shareholders were persuaded by the stories that have been told by management. Consequently, the votes cast by those shareholders, in combination with shares voted by Management Shareholders, were sufficient to block the Committee's proposal to remove the incumbent Board EVEN THOUGH INSTITUTIONAL SHAREHOLDER SERVICES IN ITS REPORT DATED AUGUST 13, 2001 RECOMMENDED THAT WINLAND'S SHAREHOLDERS VOTE TO REPLACE THE INCUMBENT BOARD.

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     The result of the Special Meeting is that the Committee has not been able to implement a turnaround of the Company. It appears that the market voiced its disapproval of the outcome of the Special Meeting. The market price dropped from $1.20 per share on the day before the Special Meeting to a new low of $.53 on November 1, 2001.

     The Company has just reported a loss of $434,161 for its third quarter ending September 30, 2001. The Company has blamed much of that loss on the costs it incurred in connection with the Special Meeting. In our view, had the Company kept to its regular schedule for its annual meeting, as it should have, or had management been willing to provide the Outside Shareholders with a voice on the Board, as we believe it should, the Special Meeting would not have been necessary at all. Furthermore, if you deduct the Company's estimated cost of soliciting its proxies for the Special Meeting ($150,000 according to the Company's Special Meeting proxy dated June 29, 2001), the Company still would have reported a loss of $284,161 for its third quarter. For the first three quarters of this year, the Company has accumulated losses of $770,933 according to its published reports. The Company usually reports a weak fourth quarter. YOU DO THE MATH. IF YOU ANNUALIZE THESE LOSSES, WHAT NUMBER DO YOU COME UP WITH? We believe that it is not in the best interest of the Company's Outside Shareholders to allow management to continue to operate the Company in this manner.

     In his public statements, Mr. Krueger claims that the actions Dyna Technology, Inc. has taken to improve management accountability and to effect a turnaround of the Company's performance are somehow designed to benefit only Dyna Technology at the expense of all other shareholders. How can the loss of over $500,000 of Dyna Technology's investment benefit us? We fail to see how the Company's mounting losses benefit anyone but Company management itself.

     We believe that the Company is in dire need of effective, pragmatic leadership; the Company has many problems. We also believe that most of the Company's problems are the direct result of years of entrenched management. At present, the Company has a Chairman, a president and six vice-presidents, including two vice-presidents of sales. What have they done? This past summer, one of the Company's major customers significantly reduced its business with the Company. A very large percentage of the Company's business now largely consists of only two customers. We believe that a company with $15 million in sales can be effectively led by a strong President/CEO and four or five directors. On September 17, 2001, the Company reported that it reduced its executive compensation through the elimination of all Company-leased vehicles for senior management. Does your employer provide you with a car? In our opinion, these people should have never been given company cars in the first place! Do you consider this a bold turnaround move?

     We view as positive the departure of Mr. Ewert and Mr. Legus from the Board. We hope Messrs. Dunlap and Reissner will be more attentive to shareholder concerns. However, we believe that if Winland is to be turned around the work must begin now. To that end, we propose that Mr. Robert L. Ring and Mr. Gerald
E. Brown be elected to the Board.

     The Board currently consists of five members. All five seats on the Board are up for election at the Annual Meeting. At the Annual Meeting, the Committee will seek to elect Mr. Ring and Mr. Brown to the Board. Since the Committee is proposing only two nominees, three of the Company's nominees will also be selected. We are also soliciting authority from you to vote for three of the nominees being sponsored by management. If you grant us authority to vote for three of the Company's nominees, we will NOT vote for either Mr. S. Robert Dessalet or Mr. Thomas J. de Petra.

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     It is important to work as expeditiously as possible to develop and implement a plan to effect a turnaround of the Company. Key elements in any turnaround plan have to be to first bring expenses in line with sales and then get out and develop new business. Any hope or dream that existing management could turn the Company around should have evaporated by now. It is in the best interest of every shareholder to effect change NOW. Please vote FOR the Committee's Shareholder Proposal and FOR Mr. Ring and Mr. Brown by properly marking, signing and returning the enclosed BLUE proxy card.

Sincerely,

WINLAND SHAREHOLDERS' PROTECTIVE COMMITTEE

/s/ Ralph I. Call

Ralph I. Call
Chairman

     YOUR VOTE IS VERY IMPORTANT! RETURN THE BLUE CARD TODAY. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT D.F. KING & CO. AT (800) 290-6433.

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